EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 related to the 1991 Long-Term Incentive and Stock Option Plan and subsequent amendments (Commission File No.'s 33-74148, 33-89222, and 333-3670) and the Registration Statement on Form S-8 for the registration of 31,389 shares (10,463 shares after the September 8, 1995 reverse stock split), under former director options (Commission File No. 33-94006), of our report, dated November 7, 1996, with respect to the financial statements of XATA Corporation, appearing in this Annual Report on Form 10-KSB for the year ended September 30, 1996.


                                                         McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
December 27, 1996